Exhibit 10.31

AMENDED AND RESTATED

BACKSTOP INDEMNITY AGREEMENT

AMENDED AND RESTATED BACKSTOP INDEMNITY AGREEMENT, made and entered into on this 26th day of February, 2020 (the “Agreement”), among (a) Allied Integral United, Inc., a Delaware corporation having an address at 8800 Village Drive, Suite 201, San Antonio, Texas 78217(the “Corporation”); and each of Steve Person, an individual that is a domicile in the State of Texas (“Person”), and James Walesa, an individual that is a domicile in the State of Texas (“Walesa”), and BJ Parris, an individual that is a domicile in the State of Texas (“Parrish” and, together with Person and Walesa, each a “Guarantor” and, collectively, the “Guarantors”). The Corporation and the Guarantors are sometimes referred to herein, individually and generically, as a “Party” and collectively, as the “Parties”.

WITNESSETH:

WHEREAS, the Corporation entered into a Backstop Indemnity Agreement dated as of December 31, 2018 with Steve Person and James Walesa which provided, inter alia, for the Corporation to indemnify such individuals for all liabilities and payment obligations that are incurred by such persons under guarantees or indemnification or co-borrower obligations;

WHEREAS, the Corporation desires to ratify and confirm such agreement and extend such indemnity obligation to Parrish;

WHEREAS, the Guarantors have guaranteed certain obligations of subsidiaries of the Corporation the and may in the future guarantee the obligations of the Corporation or its subsidiaries, pursuant to the agreements that provide for a Guarantor to act as a payment Guarantor, an indemnitor, a co-borrower (collectively, the “Guaranteed Obligations”);

WHEREAS, each of the Guarantors agreed to provide their personal guaranty or obligation of the Guaranteed Obligations for the benefit of the Corporation or one of its subsidiaries (each, the “Primary Obligor”) that had the primary obligation with respect to the Guaranteed Obligations;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each of the parties hereto does hereby covenant and agree as follows:

1. Incorporation of Recitals and Exhibits. The recitals to this Agreement and any exhibits or schedules attached hereto are hereby incorporated by reference into this Agreement as if fully and completely set forth herein.

2. Certain Additional Defined Terms:

(a) “Guaranteed Person” shall mean the person that is owed the Guaranteed Obligations.

(b) “Payment” shall mean any payment made by any Guarantor on account of the Guaranteed Obligations.

(c) “Pro Rata Share” shall mean, with respect to any Guaranteed Obligations, the liability of each Guarantor with respect thereto as determined pursuant to Section 3.

(d) “Reimbursed Party” shall mean any Guarantor entitled to receive any payment pursuant to this Agreement.

(e) “Reimbursing Party” shall mean any Party obligated to make any payment to any other Party pursuant to this Agreement.

3. Payments/Pro Rata Share.

(a) If a Guarantor shall make any Payment (whether before or after demand by the Guaranteed Person), then

i the Corporation shall promptly reimburse and repay such Guarantor the full amount of such payment; and

ii any Guarantor that has paid less than the amount that required by such Guarantor, divided by the number of Guarantor’s that have such Guaranteed Obligations (per person if more than one), such percentage being 100%, if there is only one Guarantor with such Guaranteed Obligation; 50% if there are only two Guarantors with such Guaranteed Obligation; or 33% if there are three Guarantors with such Guaranteed Obligation (such percentage being the “Pro Rata Share”) shall promptly pay the other Guarantor or Guarantors the amount required so that each Guarantor has paid his Pro Rata Share of the Guaranteed Obligations that has paid by the Guarantors.

4. Interest. Any amounts owed pursuant to this Agreement and not paid within five (5) days of demand therefor shall accrue interest at the rate equal to 15% per annum, compounded annually (the “Contribution Rate”).

5. Fee. The Corporation shall pay each Guarantor a fee that is equal to $50,000 per annum, which may be paid by the issuance and delivery of the common stock of the Corporation, as determined by the Board of Directors of the Corporation in its reasonable discretion in good faith, but in any event not less than 200% of the par value of such shares.

6. Remedies. In the event any of the Parties defaults in the payment of its Guaranteed Obligations hereunder to any one or more other Parties, then any one or more Reimbursed Parties may institute legal action to enforce such payments

7. Termination of Agreement. The agreement of the Parties herein shall remain in full force and effect until all of the Guaranteed Obligations and all amounts owing under this Agreement shall be terminated and/or paid in full and the time during which any such Payment could be avoided as a preference or otherwise rescinded under the United States Bankruptcy Code or any other similar Federal or state law related to solvency, rehabilitation, liquidation or reorganization has expired.

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8. Reformation. If any provision hereof shall be invalid under applicable law, then such provisions shall be deemed omitted to the extent invalid, but the remaining provisions hereof shall be given effect in accordance with the intent hereof, and the Parties agree to execute such amendments to this Agreement as may be required in order to give full effect to the intent hereof.

9. Unconditional Guaranteed Obligations. This Agreement creates an obligation of payment and not of collection and each of the Parties waives (i) any right to require that any action be brought against any Party prior to, or at the same time as, any other Party or any other person or party, (ii) any right to require that resort be had to any other security held by any Party, (iii) all notice to which any one or more Parties might otherwise be entitled and (iv) notice of presentment, protest, notice of protest, notice of non-payment, notice of dishonor, notice of intent to accelerate and notice of acceleration with respect to a default hereunder by any Party. Each Party hereby consents and agrees and acknowledges that Guaranteed Obligations hereunder shall not be released or discharged by any act or omission of any Party or any other person which would otherwise constitute or create a legal or equitable defense in favor of such Party.

10. Collection Costs. If any dispute arises between any Parties with respect to this Agreement, then all reasonable attorney’s fees and disbursements incurred by the prevailing Party in any action, arbitration or other judicial or quasi-judicial proceeding with respect to such dispute shall be paid, on demand, with interest thereon at the Contribution Rate from the date incurred until the date paid in full, by the non-prevailing Party.

11. Binding Effect; Assignment and Assumption; No Third-Party Beneficiaries.

(a) This Agreement shall be binding upon and inure to the benefit of each Party and their respective successors, assigns and legal representatives; provided, however, that no Party may, without prior written consent of the other Parties, assign any of its rights, powers, duties or Guaranteed Obligations hereunder.

(b) The Corporation shall, as a condition to entering into any agreement regarding the merger of the Corporation where the Corporation is not the surviving entity in such merger, or any transaction in which another Person owns all or substantially all of the assets of the Corporation or whereby the Corporation becomes a subsidiary of another Person, provide that the Person that acquires such assets is such surviving entity or is such parent entity assume all of the obligations of the Corporation under this Agreement to each Guarantor as fully as if such acquirer, surviving entity or parent entity was the original obligor hereunder.

(c) There shall be no third-party beneficiaries of this Agreement other than the persons described in clause (a) of this Section, and nothing herein shall be construed to be for the benefit of or enforceable by any third party.

12. Amendments. This Agreement may not be modified, waived or terminated except by an instrument in writing executed by all of the Parties.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

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14. Counterparts. This Agreement may be executed in any number of counterparts, with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and constitute one Agreement.

15. Consent to Jurisdiction. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of New York, County of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding maybe heard and determined in such district court or, to the extent permitted by law, in such federal court. The Parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

16. Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND INTENTIONALLY FOREVER WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY ANY PARTY AGAINST SUCH PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

17. Subrogation. To the extent, but only to the extent, required by the Loan Agreement and the Guaranty, no Party shall exercise any right of subrogation with respect to any other Party with respect to Payments made to Lender until such time as all Guaranteed Obligations owed to Lender shall have been irrevocably paid in full. To the extent, but only to the extent, required by the Loan Agreement and the Guaranty, and to the extent permitted by law, each Party irrevocably releases and waives any subrogation rights or right of payment, contribution or indemnity (whether arising by operation of law, contract or otherwise) such Party may have against any other Parties if and to the extent any such right or rights would give rise to a claim under the U.S. Bankruptcy Code that Payments to Lender with respect to the Guaranteed Obligations constitute a preference in favor of any Party or a claim under the Bankruptcy Code that any such preference is recoverable from Lender. If Guarantor receives any payment from Borrower pursuant to any right of subrogation or otherwise with respect to the Guaranteed Obligations, Guarantor shall share such payment with each Party pro rata in accordance with the amounts of their respective Payments.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Backstop Indemnity Agreement as of the day and year first above written.

Allied Integral United, Inc.
d/b/a Clearday, Inc.

By:	/s/ James Walesa
Name:	James Walesa
Title:	CEO

/s/ Steve Person

Steve Person, Individually

/s/ James Walesa

James Walesa, Individually

/s/ BJ Parrish

BJ Parrish, Individually

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